Exhibit 99.1

PANELTECH INTERNATIONAL, LLC
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2008 and 2007

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	2-3
Consolidated Statements of Income	4
Consolidated Statements of Changes in Members’ Equity	5
Consolidated Statements of Cash Flows	6-7
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	8-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
Paneltech International, LLC and Subsidiary

We have audited the accompanying consolidated balance sheets of Paneltech International, LLC and Subsidiary (the “Company”) as of December 31, 2008 and 2007 and the related consolidated statements of income, changes in members’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Paneltech International, LLC and Subsidiary, as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with United States generally accepted accounting principles.

/s/Marcum LLP
New York, NY
January 12, 2010

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31, 2008 and 2007

ASSETS

	2008	2007

CURRENT ASSETS
Cash	$3,914	$57,705
Accounts receivable, net	1,542,634	506,497
Inventories	2,277,592	1,786,068
Prepaid expenses and other current assets	46,705	97,284

Total Current Assets	3,870,845	2,447,554

PROPERTY AND EQUIPMENT, Net	2,277,323	1,962,476

OTHER ASSETS
Deferred loan costs	35,313	18,467
Intangible assets, net	240,750	271,706

Total Other Assets	276,063	290,173

TOTAL ASSETS	$6,424,231	$4,700,203

The accompanying notes are an integral part of these consolidated financial statements.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31, 2008 and 2007

LIABILITIES AND MEMBERS' EQUITY

	2008	2007

CURRENT LIABILITIES
Line of credit	$1,359,188	$864,223
Accounts payable	927,881	688,205
Accrued expenses and other current liabilities	202,087	309,059
Current maturities of long-term debt	327,387	373,900
Capital lease obligations	15,455	13,382

Total Current Liabilities	2,831,998	2,248,769

OTHER LIABILITIES
Long term debt, less current maturities	1,659,507	1,982,441
Capital lease obligations, less current portion	41,365	56,820

Total Other Liabilities	1,700,872	2,039,261

TOTAL LIABILITIES	4,532,870	4,288,030

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY	1,891,361	412,173

TOTAL LIABILITIES AND
MEMBERS' EQUITY	$6,424,231	$4,700,203

The accompanying notes are an integral part of these consolidated financial statements.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

	For the Years Ended December 31, 2008 and 2007

	2008	2007

NET SALES	$17,405,486	$12,101,497

COST OF SALES	13,412,884	9,947,678

GROSS PROFIT	3,992,602	2,153,819

OPERATING EXPENSES	2,049,992	1,822,446

OPERATING INCOME	1,942,610	331,373

OTHER INCOME (EXPENSE)
Interest expense	(254,380)	(311,586)

NET INCOME	$1,688,230	$19,787

The accompanying notes are an integral part of these consolidated financial statements.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

	For the Years Ended December 31, 2008 and 2007

	2008	2007

MEMBERS' EQUITY - Beginning	$412,173	$452,986

Net income	1,688,230	19,787

Distributions	(209,042)	(60,600)

MEMBERS' EQUITY - Ending	$1,891,361	$412,173

The accompanying notes are an integral part of these consolidated financial statements.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31, 2008 and 2007

	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,688,230	$19,787
Adjustments to reconcile net income to net cash
cash provided by operating activities:
Loss on disposal of property and equipment	11,690	4,981
Depreciation and amortization	382,445	391,480
Amortization expense	36,450	9,548
Bad debts	(83,206)	86,292
Changes in operating assets and liabilities:
Accounts receivable	(952,931)	150,987
Inventories	(491,524)	(129,231)
Prepaid expenses and other current assets	50,579	(23,093)
Other assets	(22,340)	(5,192)
Accounts payable	239,676	187,772
Accrued expenses and other current liabilities	(106,972)	20,999

TOTAL ADJUSTMENTS	(936,133)	694,543

NET CASH PROVIDED BY
OPERATING ACTIVITIES	752,097	714,330

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(710,304)	(138,935)
Proceeds from sale of property and equipment	1,322	--
Acquisition of intangible assets	--	(270,000)

NET CASH USED IN
INVESTING ACTIVITIES	$(708,982)	$(408,935)

The accompanying notes are an integral part of these consolidated financial statements.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

STATEMENTS OF CASH FLOWS, Continued

	For the Years Ended December 31, 2008 and 2007

	2008	2007

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) under line of credit	$494,965	$(15,777)
Principal repayment of notes payable	(369,447)	(169,652)
Payments on capital lease obligations	(13,382)	(8,620)
Distributions to shareholders	(209,042)	(60,600)

NET CASH USED IN
FINANCING ACTIVITIES	(96,906)	(254,649)

NET (DECREASE) INCREASE IN CASH	(53,791)	50,746

CASH - Beginning	57,705	6,959

CASH - Ending	$3,914	$57,705

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the years for:

Interest	$256,532	$315,138
Taxes	$--	$--

Non-cash investing and financing activities:

Equipment financed	$--	$78,822

The accompanying notes are an integral part of these consolidated financial statements.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Organization

Organization and Principal Business Activity
Paneltech, International LLC (the “Company”) was organized on February 15, 1996, as a Washington limited liability company.  The Company manufactures phenolic webs and panels, transports logs and provides consulting services to companies in the timber industry. Its customers are located throughout the United States.

NOTE 2 - Summary of Significant Accounting Policies

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company’s wholly owned subsidiary, Paneltech Rainscreen, LLC (“Rainscreen”). All significant intercompany balances and transactions have been eliminated.

Inventories
Inventories, which consist of raw materials and finished goods, are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment
Property and equipment are stated at cost.  The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred.  When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation of property equipment is provided utilizing the straight-line method over the estimated useful lives of the respective assets as follows:

Manufacturing equipment	5 to 10 years
Furniture and fixtures	3 to 5 years
Mobile equipment	5 to 10 years

Deferred Loan Costs
Deferred loan costs are stated at cost and are amortized using the straight-line method by systematic charges to operations over the life of the related financing agreement. Amortization expense totaled $7,702 and $7,180 for the years ended December 31, 2008 and 2007, respectively.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Deferred Loan Costs, continued
Amortization expense is estimated to be as follows:

For the Year Ending December 31,	Amount
2009	$8,547
2010	5,426
2011	5,426
2012	5,426
2013	5,426
Thereafter	5,062

Total	$35,313

Income Taxes
The Company is an LLC and Members of an LLC are taxed on their proportionate share of the Company’s taxable income. Accordingly, no provision for federal or state income tax has been provided for in the accompanying consolidated financial statements.

State income taxes are computed based on the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax effects attributed to temporary differences between the book and tax bases of assets and liabilities and for carry-forward items. The measurement of current and deferred tax assets and liabilities is based on enacted law. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of tax benefits that may not be realized.

Effective January 1, 2007, the Company adopted the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”).  FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The adoption of this pronouncement did not have a material impact on the Company's financial position or results of operations.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Members’ Equity
The Company’s operating agreement provides for, among other things, requirements regarding capital contributions, membership interests, distributions, and management of the Company, transfer of ownership, and dissolution or liquidation of the Company.

In accordance with the Company’s operating agreement, net profits or losses of the Company are allocated to the members in proportion to their ownership in the Company at any particular time.  The Company’s operating agreement also specifies, based on available cash, as determined by the Board of Management in its sole discretion, the Company shall distribute funds to its members.

Revenue Recognition
Sales are recognized when products are shipped to customers.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period that the related sales are recognized.

Advertising
The Company expenses all advertising costs as incurred.  Advertising expense amounted to $5,095 and $30,265 for the years ended December 31, 2008 and 2007, respectively.

Shipping and Handling
The Company classifies revenue from customers related to shipping and handling charges as a component of net sales and the corresponding freight charges classified in cost of sales.

Intangible Assets
The Company’s amortizable intangible assets include trade name and patents.  These assets are being amortized using the straight-line method over their estimated useful lives of ten years.

In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to be determined if a write-down to fair value is required.

Impairment of Long-Lived Assets
In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to fair value is required.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Use of Estimates in the Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Estimates that are particularly susceptible to change relate to the determination of the allowance for loan losses.

Fair Value of Financial Instruments
The carrying amounts reported in the balance sheet for cash, lines of credit and other liabilities approximate fair value based on the short-term maturity of these instruments.  The carrying amounts reported in the balance sheet for long-term obligations approximate fair value as such instruments feature contractual interest rates that are consistent with current market rates of interest or have effective yields that are consistent with instruments of similar risk.

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standard (“SFAS”) No. 157, “Fair Value Measurements,” (“SFAS 157”) and effective October 10, 2008, the Company adopted FASB Staff Position (“FSP”) No. SFAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” except as it applies to the nonfinancial assets and nonfinancial liabilities subject to FSP 157-2. SFAS 157 clarifies that fair value is an exit price, representing the amount that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering such assumptions, SFAS 157 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1:	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2:	Other inputs that are directly or indirectly observable in the marketplace.
Level 3:	Unobservable inputs supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The adoption of this pronouncement did not have any material impact on the Company’s financial position or results of operations.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments, continued
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities -- Including an Amendment of FASB Statement No. 115” (“SFAS 159”), which is effective for fiscal years beginning after November 15, 2007. SFAS 159 permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings.

Recent Accounting Pronouncements
In December 2007, FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”).  SFAS 160 requires all entities to report minority interests in subsidiaries as equity in the consolidated financial statements, and requires that transactions between entities and non-controlling interests be treated as equity.  SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 with earlier adoption prohibited.  The adoption of this pronouncement is not expected to have a material impact on the Company’s financial position, results of operations and cash flows.  However, SFAS 160 may affect future periods.

In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets.”  This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets (“SFAS 142”).  The objective of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under FASB Statement No. 141R, Business Combinations, and other U.S. GAAP principles.  This FSP is effective for fiscal years beginning after December 15, 2008.  The Company is in the process of evaluating the impact of this provision on its consolidated financial position and results of operations.

In May 2008, FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting the accounting principles used in preparing financial statements of nongovernmental entities that are presented in conformity with US GAAP.  Currently, US GAAP hierarchy is provided in the American Institute of Certified Public Accountants U.S. Auditing Standards (“AU”) Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles” (“AU Section 411”).  SFAS No. 162 is effective for periods after September 15, 2009.  The Company does not expect the adoption of SFAS 162 to have an impact on its financial statements.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued
In October 2008, the FASB issued FASB Staff Position No. FAS 157-3, “Determining the Fair Value of a Financial Asset in a Market That Is Not Active” (“FSP 157-3”), which clarifies the application of SFAS 157 when the market for a financial asset is inactive. Specially, FSP 157-3 clarifies how (1) management’s internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The guidance in FSP 157-3 was effective immediately including prior periods for which financial statements had not been issued. The implementation of this standard did not have a material impact on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” (“SFAS 141R”), which replaces SFAS 141, “Business Combinations.” SFAS 141R establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including noncontrolling interests, contingent consideration, and certain acquired contingencies. SFAS 141R also requires acquisition-related transaction expenses and restructuring costs be expensed as incurred rather than capitalized as a component of the business combination. SFAS 141R will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141R will have an impact on accounting for any businesses acquired after the effective date of this pronouncement.

In June 2009, the FASB issued Statement No. 167, “Amendments to FASB Interpretation No. 46(R)” to amend certain requirements of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. The Statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company will review the requirements of FASB No. 167 and comply with its requirements. The Company does not expect that the adoption of this Statement will have a material impact on the Company’s consolidated financial statements. This standard has not yet been integrated into the Accounting Standards Codification.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued
In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140,” to improve the reporting for the transfer of financial assets resulting from 1) practices that have developed since the issuance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” that are not consistent with the original intent and key requirements of that Statement and (2) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors. SFAS 166 must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company does not currently engage in the transfer of financial assets and therefore, does not expect that the adoption of SFAS 166 will have a material impact on the Company’s consolidated financial statements. SFAS 166 has been included in the Transfers and Servicing Topic of the FASB ASC (Topic 860).

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events,” which establishes general standards of and accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 was effective for interim and annual periods ending after June 15, 2009. As required by SFAS 165, the Company has evaluated subsequent events through January 12, 2010 which is the date of its  consolidated financial statements as of and for the year ended December 31, 2008.  SFAS 165 has been included in the Subsequent Events Topic of the FASB ASC (Topic 855).

NOTE 3 - Accounts Receivable

Accounts receivable consist of the following:

	December 31,
	2008	2007
Trade receivables	$1,562,634	$609,703
Allowance for doubtful accounts	(20,000)	(103,206)

Accounts Receivable	$1,542,634	$506,497

The Company performs ongoing credit evaluations of its customers' financial conditions but does not require collateral to support customer receivables. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - Inventories

Inventory consist of the following:

	December 31,
	2008	2007
Raw materials	$1,579,760	$991,598
Finished goods	697,832	794,470

	$2,277,592	$1,786,068

NOTE 5 - Property and Equipment

Property and equipment consists of the following:

	December 31,
	2008	2007
Manufacturing equipment	$4,126,784	$3,484,269
Furniture and fixtures	95,914	43,187
Mobile equipment	987,603	987,603
	5,210,300	4,515,059
Less: accumulated depreciation and amortization	(2,932,978)	(2,552,583)

	$2,277,323	$1,962,476

Property and equipment, at December 31, 2008 and 2007, includes $84,000 of assets acquired under capital lease obligations. Depreciation and amortization for the years ended December 31, 2008 and 2007 amounted to $382,445 and $391,840, respectively.

NOTE 6 - Intangible Assets

Below is a summary of intangible assets at December 31, 2008 and 2007:

	Balance as of December 31, 2008			Balance as of December 31, 2007
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
Trade name	$270,000	$(29,250)	$240,750	$270,000	$(2,250)	$267,750
Patents	--	--	--	10,480	(6,524)	3,956

Total	$270,000	$(29,250)	$240,750	$280,480	$(8,774)	$271,706

Total amortization expense was $28,748 and $2,368 for the years ended December 31, 2008 and 2007, respectively.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - Line of Credit

The Company has a $1,700,000 line of credit with a lending institution (the “Lender”) which was to expire on September 30, 2009.  The line bears interest at 1.5 points over the bank's index rate (3.25% at December 31, 2008). The line of credit is secured by accounts receivable, inventory, equipment and the personal guarantees from members. The balance outstanding at December 31, 2008 and 2007 was $1,359,188 and $864,223, respectively.

The Company's line of credit agreement with the Lender contains certain restrictions and covenants. Under these restrictions, the Company must maintain certain levels of working capital and net worth and maintain certain financial ratios (current ratio, cash flow coverage, and debt to net worth).

On September 30, 2009, the Lender provided an extension to the line of credit, expiring on November 30, 2009.  On November 30, 2009, the Lender further extended the line of credit to February 28, 2010.  The line was reduced to $1,500,000 and bears interest at 3.75 points over the bank’s index rate.

Interest expense on lines of credit was $69,483 and $78,553 for the years ended December 31, 2008 and 2007, respectively.

NOTE 8 - Notes Payable

	2008	2007
Note payable to Anchor Mutual Savings Bank due in monthly installments of $20,545, including interest at prime (3.25% at December 31, 2008), plus 1.5%, through May 2015. The note is collateralized by all assets of the Company and personal guarantees from its members.	$1,342,249	$1,472,666

Note payable for capital improvements to Anchor Mutual Savings Bank, due in monthly installments of $902, including interest at 7.50% and matures October 2010.	18,352	27,412

Note payable to Anchor Mutual Savings Bank, due in monthly installments of $4,010, including interest at prime (3.25% at December 31, 2008), plus 1.25%, and is secured by equipment. Matures February 10, 2016.	258,789	285,894

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - Notes Payable, continued

	2008	2007
Note payable to Anchor Mutual Savings Bank, due in monthly installments of $1,237, including interest at 8.00%, secured by inventory, equipment, and accounts receivable. Matures February 2012.	$41,030	$52,134

Note payable to Cascade Natural Gas payable in monthly installments of $8,089 with an imputed interest rate of 9%. Matures September 2012.	307,974	374,058

Note payable in monthly installments of $10,273 with an imputed interest rate of 5%, secured by assets of the Company, Matured November 2008.	--	110,227

Note payable to Forrest Products, Inc., due in monthly installments of $10,000 including interest at prime (3.25% at December 31, 2008), plus 1.0%, and is unsecured. Matured February 2008.	--	33,950

Anchor Bank equipment loan	18,500	--
	1,986,894	2,356,341
Less: current portion	(327,387)	(373,900)

Long-Term Portion	$1,659,507	$1,982,441

For the Year Ending December 31,	Amount
2009	$327,387
2010	335,017
2011	346,235
2012	329,682
2013	269,897
Thereafter	378,676

Total	$1,986,894

The Company has entered into a financing arrangement with Anchor Bank in December 2008 to borrow funds totaling $1,819,000 which is expected to be fully funded by the third quarter of 2010. As of January 12, 2010, $465,615 has been funded, which includes a loan fee of

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - Notes Payable, continued

$18,500. This loan will be collateralized by a security interest in the new equipment to be purchased by this loan. The loan carries a variable rate of interest at prime, plus 2.25% rounded to the next highest .125%. This variable rate will not decline below 6.5%, or exceed 9% until the loan is fully funded in the third quarter of 2010, when the rate becomes fixed at 6.75% for 84 months.

NOTE 9 - Capital Lease Obligations

On May 2, 2007, the Company entered into an equipment lease agreement with NMHG Financial Services for monthly installments of $1,628, with an annual interest rate of 8.77% secured by the related equipment. The lease matures May 2012.

Future minimum lease payments under capital leases are as follows:

For the Year Ending December 31,	Amount
2009	$19,536
2010	19,536
2011	19,536
2012	6,512
Total minimum lease payments	65,120
Less amount representing interest	(8,300)

Present value of minimum lease payments	$56,820

NOTE 10 - Commitments

Employee Benefits Plan
The Company maintained a 401(k) plan covering all eligible employees of the Company.  Contributions to the plan are at the discretion of the Company.  There were no contribution to the plan by the Company during the years ended  December 31, 2008 and 2007.

Operating Leases
The Company leases certain buildings and equipment under long-term leases. The Company's leases include month-to-month operating leases, as well as leases which expire at various intervals over the next five years.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - Commitments, continued

Operating Leases, continued
During the years ended December 31, 2008 and 2007, rental expenses under long-term lease obligations were $1,499,420 and $1,527,699, respectively. Future obligations over the terms of the Company's long-term leases as of December 31, 2008 are as follows:

For the Year Ending December 31,	Facility	Equipment	Total
2009	$259,781	$854,897	$1,114,678
2010	128,275	564,947	693,222
2011	51,587	377,947	429,534
2012	--	215,717	215,717
2013	--	3,549	3,549

Total	$439,643	$2,017,057	$2,456,700

Leasing Activities
The Company leases railcars to customers under operating leases. These leases expire over the next five years. Currently, there are 314 log cars on lease, with rents ranging between $465 to $525 per car per month. Equipment under operating leases was $501,397 and $501,397 at December 31, 2008 and 2007, respectively, and is included in property and equipment in the accompanying consolidated balance sheet. Accumulated depreciation on equipment operating leases was $252,337 and $202,197 at December 31, 2008 and 2007, respectively.

Rent income received for the years ended December 31, 2008 and 2007 was $1,658,799 and $1,750,350, respectively. Minimum future rental income is as follows:

For the Year Ending December 31,	Amount
2009	$1,040,209
2010	644,040
2011	644,040
2012	442,080

Total	$2,770,369

Concentration
During the year ended December 31, 2008, the Company had sales to one customer in the amount of $6,433,320 at 36.4% of total sales.  As of December 31, 2008, accounts receivable from the customer was $920,807.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - Commitments, continued

Concentration, continued
During the year ended December 31, 2007, the Company had sales to two customers in the amount of $1,444,789 and $1,307,812 at 12.3% and 10.7%, respectively.  As of December 31, 2007, accounts receivable from these customers were $0 and $68,000, respectively.

NOTE 11 - Subsequent Events

On December 23, 2009, Paneltech International LLC (“Paneltech”) completed a reverse merger (the “Merger”) with publicly traded Charleston Basics, Inc.  (“Charleston” or the “Company”) (OTCBB:CHBS) a company sold outdoor camping goods and tactical gear.  Following the Merger, Charleston sold all of its pre-Merger assets relating to this business.  Under the terms of the Merger, Paneltech merged with and into Paneltech Products, Inc., a Delaware corporation and wholly-owned subsidiary of Charleston, to become Charleston’s principal operating business. Charleston intends to change its name to “Paneltech International Holdings, Inc.”

As a result of the transaction, the former members of Paneltech currently own approximately 90% of the outstanding common stock of the Company (before adjusting for any conversion or exercise of any preferred stock or warrants into common stock of the Company).  Also in connection with the Merger, the sole officer/director of the Company was replaced.

Immediately following consummation of the Merger, the Company entered into Securities Purchase Agreements with two investors and raised an aggregate of $1.5 Million in an offering of the Company’s preferred stock and warrants pursuant to which the Company is seeking to raise an aggregate of $3.0 Million (the “Offering”) on or before January 22, 2010.  Under the terms of the Offering, if the full $3.0 Million is raised in the Offering, the preferred stock will be convertible into 33.33% of the outstanding common stock of Charleston (on an as converted basis) at the time Merger was consummated, and the warrants will be exercisable into one-third of the common stock into which the preferred stock acquired in the Offering is convertible.  Of the $1.5 million of proceeds raised, $375,000 was used to buy back certain shares held by a former member of Paneltech.  The Company also issued a Promissory Note in the amount of $375,000 to complete the purchase of shares from the former member.